INDEMNITY AGREEMENT

THIS AGREEMENT dated for reference this 13th day of March, 2008 (the “Effective Date”).

BETWEEN:

TRANS-ORIENT PETROLEUM LTD., a company
incorporated under the laws of British Columbia and having an office at Suite 1407, 1050 Burrard Street, Vancouver, British
Columbia V6Z 2S3

(the “Company”)

AND:

MICHAEL HART residing at <>

(the “Indemnitee”)

(the Company and the Indemnitee may collectively be referred to as the “Parties” and individually as a “Party”).

WHEREAS:

(A)                     The Indemnitee has been serving as a Director of the Company since December 13, 1999; and

(B)                     The Company has agreed to provide this indemnity to the Indemnitee.

NOW THEREFORE, in consideration of the Indemnitee so acting as a director of the Company, the Company hereby covenants and agrees with the Indemnitee as follows:

Definitions

1.                        In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms will have the following meanings respectively:

“Act” means the Business Corporations Act (British Columbia), as amended from time to time;

“Action” means any suit, action or proceeding, including any appeal, before any court or other tribunal in which a Claim is made or advanced against the Indemnitee;

“Claim” means any claim, liability, loss, damage, cost, charge, expense, fine or penalty;

“Settlement” means an agreement to settle or compromise a Claim or an Action; and

“Subsidiary” means a company that is controlled by

(a)           the Company,

(b)           the Company and one or more other companies,

(c)           two or more companies controlled by the Company; or

(d)           a subsidiary of a subsidiary of the Company.

Interpretation

2.                        For the purposes of this Agreement, references to “other enterprises” include, without limitation, employee benefit plans; references to “fines” include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Company” include, without limitation, any service as a director, employee or agent of the Company which imposes duties on, or involves services by, such director, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

Commencement

3.                        Notwithstanding its date of execution and delivery, the term of this Agreement shall be conclusively deemed to commence on the date first above written.

Confidential Information

4.                        The Indemnitee covenants and agrees that all records, material, information and copies thereof concerning the business affairs of the Company obtained by the Indemnitee, in the course of acting as a director or officer of the Company, shall remain the exclusive property of the Company.

5.                        During the term of this Agreement and following its termination, except to the extent required by applicable law or order of any court or governmental department, body, commission, board, bureau, agency or instrumentality, the Indemnitee shall not divulge the contents of such records or any such material or information to any person other than to the Company or its qualified employees, agents and professional advisors and the Indemnitee shall not use the contents of such records, material and information for any purpose whatsoever, except to enable the Indemnitee to act as a director or officer of the Company under this Agreement, until such information is made public by the Company.

Indemnity

6.                        The Company hereby irrevocably agrees, to the maximum extent permitted by applicable law, to indemnify and save harmless the Indemnitee

(a)           from and against any and all Claims and Actions, whether civil, criminal, quasi-criminal or administrative, and whether actually instituted or threatened, of every nature and kind whatsoever made or brought at any time against the Indemnitee by reason that the Indemnitee is or was a director, officer, or employee of the Company or a Subsidiary, whether made or brought by the Company, by any shareholder or employee of the Company, by any person, firm, company or government within or outside Canada, or by any governmental department, body, commission, board, bureau, agency or instrumentality, arising out of or in any way connected with any act or omission by the Indemnitee, or of the Company or a Subsidiary or the management, operation or existence of the Company or a Subsidiary including all proceedings and prosecutions, whether civil, criminal, quasi-criminal or administrative, and

(b)           from and against any and all liabilities, losses, damages, costs, charges, expenses, fines and penalties which the Indemnitee sustains or incurs, including any amount paid to settle a Claim, Action or prosecution or to satisfy a judgment or verdict, by reason that the Indemnitee is or was a director, officer or employee of the Company or a Subsidiary (including but not limited to attorneys fees and amounts paid to settle any action, satisfy any judgment or pay any fines or penalties, and including any costs, charges, expenses and attorneys fees Indemnitee may incur in enforcing this Agreement (collectively “Expenses”)).

Advances of Expenses

7.                        To the maximum extent permitted by applicable law, Expenses incurred by Indemnitee in connection with any Claims and Actions shall be paid by the Company in advance upon the final disposition of such Claims and Actions, provided that the Company receives a written undertaking from the director to repay any amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnity therefor. It shall not be necessary for Indemnitee to pay such Expenses and then seek reimbursement, but Indemnitee may provide bills and statements of account to the Company for direct payment by the Company.

Notice of Claim

8.                        Indemnitee shall notify the Company in writing of any Claim or Action against him for which indemnification will or could be sought under this Agreement at the address set forth on the first page of this Agreement (or such other addresses as provided by notice given as aforesaid). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power and at such times and places are convenient for Indemnitee.

Defence

9.                        Any right to indemnification conferred by the Company pursuant to this Agreement will include the right to be paid by the Company for the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Act requires, the payment of such expenses incurred by the Indemnitee in his or her capacity as a director (and not in any other capacity in which service was or is rendered by the Indemnitee while a director, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, will be made only upon delivery to the Company of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it will ultimately be determined that the Indemnitee is not entitled to be indemnified under this Agreement or otherwise. The Company will also indemnify and hold harmless as aforesaid the Indemnitee by reason of the fact that he is or was serving as an agent of the Company.

10.                      With respect to a Claim or Action for which the Company is obligated to indemnify the Indemnitee hereunder, the Company may conduct negotiations toward the Settlement and, with the written consent of the Indemnitee, make such Settlement as it deems expedient; provided, however, that the Indemnitee shall not be required, as part of any post-Settlement, to admit liability or agree to indemnify the Company in respect of, or make contribution to, any compensation or other payment for which provision is made under the Settlement. The Company shall pay any compensation or other payment for which provision is made by such Settlement.

11.                      With respect to a Claim or Action for which the Company is obliged to indemnify the Indemnitee hereunder, if the Indemnitee shall fail to give his/her consent to the terms of a proposed Settlement which is otherwise acceptable to the Company and the claimant and which otherwise meets the requirements of Section 10, the Company may require the Indemnitee to negotiate or defend the Claim or Action independently of the Company and in such event any amount recovered by such claimant in excess of the amount for which Settlement could have been made by the Company will not be recoverable under this Agreement, it being further agreed by the Parties that the Company will only be responsible for legal fees and costs up to the time at which such Settlement could have been made.

Tax Gross Up

12.                      If the Canada Revenue Agency or any provincial taxing authority, or the United States Internal Revenue Service or any state taxing authority, assesses the Indemnitee on the basis that any indemnity payment received must be included in computing the Indemnitee’s income for tax purposes, then, unless the Company elects to dispute such assessment at its expense and is successful in reversing the assessment, the Company will make an additional payment or payments from time to time, at such times in such amounts as will ensure the Indemnitee is not out-of-pocket, to the Indemnitee to fully ensure that, taking into account any income inclusion required in respect of any indemnity payment or such additional payment or payments, the Indemnitee is after receiving such additional payment or payments, fully compensated for any actual tax liability (including any interest or penalty), or for the use of losses, deductions, credits or similar amounts used in offsetting an income inclusion or other assessed amounts relating to any indemnity payment or to any additional payment made under this Agreement.

Enforcement of Claim

13.                      If any claim arising from any right to indemnification conferred by the Company pursuant to §6, 7 and §9 is not paid in full by the Company within 30 days after a written claim has been received by the Company, the Indemnitee may, at any time thereafter, bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee will be entitled to be paid also the expense of prosecuting such claim.

14.                      The Company will have no obligation to indemnify or save harmless the Indemnitee in respect of any liability for which he/she is entitled to be indemnified pursuant to any valid and collectible policy of insurance. Where partial indemnity is provided by such policy, the obligation of the Company under §6, 7 and §9 will be limited to that portion of the liability for which indemnification is not provided by such policy. The foregoing notwithstanding, to the extent that the Indemnitee has purchased any such insurance and has not been reimbursed therefor by any person, the obligation of the Company hereunder shall be primary to such insurance.

Insurance

15.                      The Company may, but is not required, to maintain insurance, at its expense, to protect itself and the Indemnitee against any expense, liability or loss referred to in this Agreement, whether or not the Company would have the power to indemnify the Indemnitee against such expense, liability or loss under the Act.

Compensation for Services as a Director

16.                      The Company may compensate the Indemnitee for services provided to the Company by the Indemnitee as a director of the Company pursuant to a separate agreement with the Company that is to be agreed upon by both Parties and approved by the directors of the Company.

Indemnification Deemed a Contract

17.                      All rights to indemnification under this Agreement will be deemed to be a contract between the Company and the Indemnitee pursuant to which the Company and the Indemnitee intend to be legally bound. The Company hereby agrees that it will not amend its Articles or By-laws in any way that will be inconsistent with this Agreement.

Amplification of Rights

18.                      The provisions of this Agreement are in amplification of or in addition to, and not by way of limitation of or substitution for, any rights, immunities or protection conferred on any director, employee or agent of the Company by the Act or any other applicable law or statute, the Articles of the Company, or otherwise.

Survival; Heirs and Successors

19.                      The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement will continue if the Indemnitee ceases to be a director, officer, employee or agent of the Company for any Claims or Actions arising out of Indemnitee’s relationship with the Company and notwithstanding a Claim is made or Action filed or threatened after the Indemnity terminates such relationship and will enure to the benefit of the heirs, executors and administrators of the Indemnitee.

Resignations Will Not Be Prevented

20.                      Nothing contained in this Agreement shall prevent the Indemnitee from resigning at any time from any office that the Indemnitee holds with the Company or otherwise holds at the request of the Company.

Amendments and Modifications

21.                      No amendment, modification, supplement, termination or waiver of any provision of this Agreement will be effective unless in writing signed by the Parties and then only in the specific instance and for the specific purpose given.

Governing Law; Dispute Resolution; Burden of Proof

22.	(a) This Agreement shall be construed and interpreted in accordance with and governed by the laws of the Province of British Columbia, Canada and the federal laws of Canada applicable therein.

(b)           In the event of any dispute regarding the application or interpretation or enforcement of this Agreement, the parties hereby submit to the non-exclusive jurisdiction of the courts located in the Province of British Columbia in respect of any suit, action, proceeding or counterclaim. Any costs of such litigation, including attorneys fees and expenses for Indemnitee and the Company shall be paid by the Company.

(c)           If there is any dispute as to whether Indemnitee is entitled to indemnity for any amount hereunder, the parties agree that the Company shall be required to assume the burden of proof that Indemnitee is not entitled to indemnity hereunder.

Severability

23.                      Each provision of this Agreement is intended to be severable, and the unenforceability or invalidity of any provision under any applicable law will not affect the enforceability or validity of the remainder of this Agreement in so far as such law is applicable, or of this entire Agreement in so far as such law is not applicable.

Notice

24.                      Any notice, request, direction or other instrument required or permitted to be given hereunder by any Party to the other will be deemed to be well and sufficiently given if in writing and delivered by registered mail or by hand (including commercial courier service) to the applicable Party at the applicable address set out in the first page of this Agreement or to such other address as is specified by the particular Party’s notice to the other Party.

Counterparts

25.                      This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear that date as first written above. A facsimile copy of this Agreement signed by any Party in counterpart, shall be deemed to be and shall constitute a properly executed, delivered and binding document of the Parties so signing, notwithstanding the actual date of execution. Each of the Parties further agrees to promptly return an original, duly executed counterpart of this Agreement following the delivery of the facsimile copy thereof.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the day and year first above written.

TRANS-ORIENT PETROLEUM LTD.

Per:     /s/Garth Johnson
            Garth Johnson, CEO, President and Director

SIGNED, SEALED AND DELIVERED by	)
MICHAEL HART in the presence of:	)
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/s/Beverly Hunter	)	/s/Michael Hart
Witness	)	MICHAEL HART
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